Exhibit (8)(P)(i)
ADDENDUM
TO
PARTICIPATION AGREEMENT
ADDENDUM dated May 1, 2008, to the PARTICIPATION AGREEMENT (the “PARTICIPATION AGREEMENT”) among DAVIS VARIABLE ACCOUNT FUND, INC., DAVIS DISTRIBUTORS, LLC. and Annuity Investors Life Insurance Company dated April 25, 2007.
In consideration of the mutual benefits which the parties anticipate, they hereby agree to amend the PARTICIPATION AGREEMENT as follows:
I In addition to the Contracts already listed on Schedule B, the following Contracts are added:
Flex(b) Individual Flexible Premium Deferred Variable Annuity
ContributorPlus Individual Flexible Premium Deferred Variable Annuity
Transition20 Individual Flexible Premium Deferred Variable Annuity
Access100 Individual Flexible Premium Deferred Variable Annuity
TotalGroup Group Flexible Premium Deferred Variable Annuity
All other terms of the PARTICIPATION AGREEMENT remain unchanged.

IN WITNESS WHEREOF, the parties have duly executed and sealed this ADDENDUM, all as of the date first written above.

Annuity Investors Life Insurance Company (“Insurance Company”) By its authorized officer,
By:	/s/ John P. Gruber
Title: Senior Vice President
Date: April 21, 2008

DAVIS VARIABLE ACCOUNT FUND (“Company”) By its authorized officer,
By:	/s/ Illegible
Title: Vice President
Date: 05/05/08

DAVIS DISTRIBUTORS, LLC (“Davis Distributors”) By its authorized officers,
By:	/s/ Illegible
Title: Vice President
Date: 05/05/08